UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-37718	52-2386345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (508) 473-5993

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On October 4, 2017, Spring Bank Pharmaceuticals, Inc. (“Spring Bank”) entered into a Lease Agreement with 35 Parkwood Realty LLC (the “Landlord”) for approximately 29,483 rentable square feet (the “Lease”) in the building located at 35 Parkwood Road, Hopkinton, Massachusetts.  The premises covered by the Lease will serve as Spring Bank’s new principal office and laboratory space.

 The initial term of the Lease is 125 months beginning on the date on which the Landlord substantially completes certain renovations to the premises covered by the Lease, which is targeted for approximately April 2018.  Spring Bank has the option to extend the Lease one time for an additional 5-year period.

 Following an eleven-month rent abatement period, Spring Bank will be obligated to make monthly rent payments in the amount of $33,783, which is subject to increase by approximately 3% annually for the first five years of the Lease and by approximately 2.5% annually thereafter. In addition, Spring Bank is responsible under the Lease for specified costs and charges, including certain operating expenses, utilities, taxes and insurance.

The Lease contains customary events of default that entitle the Landlord, among other things, to terminate the Lease and recover from Spring Bank all rent payments and other amounts payable as of the date of termination and that would otherwise be payable for the remainder of the term of Lease, plus certain additional costs and expenses arising from the termination. The specified events of default include, among others, nonpayment of rent or other amounts due and payable by Spring Bank under the Lease, an uncured breach of a covenant under the Lease and certain bankruptcy and insolvency events.

 The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement, dated October 4, 2017, between 35 Parkwood Realty LLC and Spring Bank Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: October 5, 2017	By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer